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                                                                     EXHIBIT 3.5

                                CODE OF BYLAWS
                                       OF
                  FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

                                   ARTICLE I

                                 IDENTIFICATION
                                 --------------

     Section 1.01. Name.  The name of the corporation is FIRST REPUBLIC
                   ----
PREFERRED CAPITAL CORPORATION.

     Section 1.02. Registered Office and Resident Agent. The address of the
                   ------------------------------------
registered office of the corporation is 50 W. Liberty, Suite 1100, Reno, Nevada 89501; and the name of the resident agent at this address is Lionel Sawyer & Collins.

     Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin
                   -----------
on the first day of January in each year and end on the thirty-first day of December next following.

                                   ARTICLE II

                                     STOCK
                                     -----

     Section 2.01. Issuance of Shares. Shares of stock may be issued for labor,
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services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

     Section 2.02. Payment of Shares. The consideration for the issuance of
                   -----------------
shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be filly paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     Section 2.03. Certificates Representing Shares. Each holder of the shares
                   --------------------------------
of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2.04. Transfer of Stock. The corporation shall register a transfer
                   -----------------
of a stock certificate presented to it for transfer if:


         (a)       Endorsement. The certificate is properly endorsed by the
                   -----------
registered holder or by the registered holder's duly authorized attorney;

         (b)       Witnessing. The endorsement or endorsements are witnessed by
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one witness unless this requirement is waived by the Secretary of the corporation;

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          (c)      Adverse Claims. The corporation has no notice of any adverse
                   --------------
claims or has discharged any duty to inquire into any such claims;

          (d)      Collection of Taxes. There has been compliance with any
                   -------------------
applicable law relating to the collection of taxes.


                                  ARTICLE III

                                THE SHAREHOLDERS
                                ----------------

     Section 3.01. Place of Meetings. Meetings of the Shareholders of the
                   -----------------
corporation shall be held at 2510 South Maryland Parkway, Las Vegas, Nevada, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

     Section 3.02. Annual Meetings. Unless the Shareholders shall have executed
                   ---------------
and delivered a written consent electing at least one-fourth of the directors annually, the annual meeting of the Shareholders shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

     Section 3.03. Special Meetings. Special meetings of the Shareholders may be
                   ----------------
called by the President or the Board of Directors.

     Section 3.04. Notice of Meetings; Waiver. Written notice stating the place,
                   --------------------------
day, and hour of the meeting and the purpose or purposes for which the Shareholder meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

     Section 3.05. Quorum. Shareholders holding at least a majority of the
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voting power, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law or the corporation's Articles of Incorporation.

     Section 3.06. Proxies. A Shareholder may vote either in person or by proxy
                   -------
executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless coupled with an interest or the Shareholder provides for a longer period, not exceeding seven years, in the proxy.

     Section 3.07. Action Without A Meeting. Any action that may be taken at a
                   ------------------------
meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Shareholders, or the members of the committee, holding at least a majority of the voting

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power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS
                             ----------------------

     Section 4.01. Number and Qualifications. The business and affairs of the
                   -------------------------
corporation shall be managed by a Board of Directors consisting of not less than five and not more than twelve Directors. The number of Directors shall be fixed by the Board of Directors and may be increased or decreased from time to time and at any time by the Shareholders or Board of Directors.

     Section 4.02. Election. Members of the initial Board of Directors shall
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hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote, unless such Director was elected by one or more series of the corporation's preferred stock under the terms of such preferred stock. In that event, removal of such Director shall require the affirmative vote or written consent of holders of such preferred stock representing not less than two-thirds of the issued and outstanding shares of such preferred stock.

     Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors
                   ---------
may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid. Notwithstanding the foregoing if any vacancy occurring in the Board of Directors is a vacancy caused by the absence (for any reason whatsoever) from the Board of a Director who was elected by one or more series of the corporation's preferred stock ("Preferred Director") under the terms of such preferred stock, that Director shall be replaced as provided in the corporation's Articles of Incorporation (as defined in NRS 78.010).

     Section 4.04. Place of Meeting. The Board of Directors, annual, regular or
                   ----------------
special, may be held either within or without the State of Nevada.

     Section 4.05. Annual Meetings. Immediately after the annual meeting of the
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Shareholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     Section 4.06. Other Meetings. Other meetings of the Board of Directors may
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be held upon notice by letter, facsimile, cable, or electronic mail, delivered for transmission not later than during the third day immediately preceding the day for the meeting or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

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     Section 4.07. Quorum. A majority of the number of Directors holding office
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shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by applicable law, the corporation's Articles of Incorporation, or these Bylaws.

     Section 4.08. Action Without A Meeting. Any action that may be taken at a
                   ------------------------
meeting of the Directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

     Section 4.09. Loans. The Board of Directors shall have the following power
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with respect to the lending of funds:

           (a)     Loan of Funds, Generally. To lend money in furtherance of any
                   ------------------------
of the purposes of the corporation; to invest the funds of the corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

           (b)     Loan to Employees. To lend money to its employees, other than
                   -----------------
its officers and Directors, and to otherwise assist its employees, officers, and Directors.

                                   ARTICLE V

                                  THE OFFICERS
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     Section 5.01. Officers. The officers of the corporation shall consist of a
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President, Secretary, and Treasurer, and may also include a Chairman of the
Board, Chief Financial Officer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors. Any Officer may resign at any time upon written notice to the Secretary of the corporation.

     Section 5.02. Vacancies. Whenever any vacancies shall occur in any office
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by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

     Section 5.03. The President. The President shall have active executive
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management of the operations of the corporation, subject, however, to the control of the Board of Directors. The President shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

     Section 5.04. The Secretary. The Secretary shall attend all meetings of the
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Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the records of the corporation. The Secretary shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

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     Section 5.05. The Treasurer. The Treasurer shall keep correct and complete
                   -------------
records of account, showing accurately at all times the financial condition of the corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. The Treasurer shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep such bank or other depository accounts in the name of the corporation. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     Section 5.06. Transfer of Authority. In case of the absence of any officer
                   ---------------------
of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation.

                                   ARTICLE VI

                  NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS
                  --------------------------------------------

     All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any Shareholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such Shareholders' meeting.

                                  ARTICLE VII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     ---------------------------------------
                         EMPLOYEES AND AGENTS; INSURANCE
                         -------------------------------

     Section 7.01. Indemnity for Claims Not in Name of Corporation. The
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corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                 ---------------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be

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in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 7.02. Indemnity for Claims in Name of Corporation. The corporation
                   -------------------------------------------
must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 7.03. Expenses. Expenses incurred in defending a civil, criminal,
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administrative or investigative action, suit or proceeding must be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the corporation as authorized in this section.

     Section 7.04. Other Sources of Indemnity. The indemnification provided by
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this section:


            (a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

            (b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.05. Insurance. The corporation may purchase and maintain
                   ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or as serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE VIII

                               CONTROL SHARES ACT
                               ------------------

         Provisions 78.378 to 78.3793, inclusive of the Nevada Revised Statutes do not apply to any acquisition of any shares of the corporation's stock by or from First Republic Bank, a Nevada chartered bank, or its affiliates.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

         The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors.

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         I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of First Republic Preferred Capital as adopted on the 7th day of May 1999.

                                                    /s/ Diann English
                                                    -------------------------
                                                    Secretary

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